TPG Reports Third Quarter 2023 Financial Results

Completed acquisition of Angelo Gordon on November 1, 2023, marking significant expansion into credit investing and adding complementary real estate capabilities

Total assets under management of $136 billion as of September 30, 2023; total AUM of $212 billion on a combined basis with Angelo Gordon(1)

GAAP net income attributable to TPG Inc. of $15 million for the third quarter ended September 30, 2023, with basic net income per share of Class A common stock of $0.14

Fee-Related Earnings of $156 million for the third quarter ended September 30, 2023, an increase of 29% year-over-year, resulting in a Fee-Related Earnings margin of 49%

After-tax Distributable Earnings of $196 million (or $0.56 per share of Class A common stock) for the third quarter ended September 30, 2023

Dividend of $0.48 per share of Class A common stock for the third quarter ended September 30, 2023

San Francisco and Fort Worth, Texas – November 7, 2023 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited third quarter 2023 results. TPG issued a full detailed presentation of its quarter ended September 30, 2023 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com.

"We delivered strong financial results for the third quarter despite a challenging market environment, with fee-related earnings growth of 29% year-over-year to $156 million,” said Jon Winkelried, Chief Executive Officer. “We’re pleased to have also closed our acquisition of Angelo Gordon, strengthening our position as a scaled, global alternative asset manager with $212 billion(1) of AUM across a broadly diversified set of strategies. The addition of Angelo Gordon, together with our differentiated deal flow and strong investment track record, puts us in an advantaged position to capitalize on a number of long-term secular trends shaping the alternatives industry today."

Dividend
TPG has declared a quarterly dividend of $0.48 per share of Class A common stock to holders of record at the close of business on November 17, 2023, payable on December 1, 2023.

Conference Call
TPG will host a conference call and live webcast today at 11:00 am ET. It may be accessed by dialing (800) 267-6316 (US toll-free) or (203) 518-9783 (international), using the conference ID TPGQ323. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG’s website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG’s website.

About TPG
TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $212 billion(1) of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

(1) As of September 30, 2023, including AUM attributable to TPG Angelo Gordon on a pro forma basis.

Shareholder contact:	Media contact:
Gary Stein	Luke Barrett
212-601-4750	415-743-1550
shareholders@tpg.com	media@tpg.com

Forward Looking Statements; No Offers
This press release may contain “forward-looking” statements based on the Company’s beliefs and assumptions and on information currently available to the Company. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the expected filing of our amended and restated certificate of incorporation, expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the acquisition of Angelo, Gordon & Co., L.P. and AG Funds L.P. (collectively, “Angelo Gordon”); purchase price adjustments; unexpected costs related to the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks.

For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this press release, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the press release.

This press release does not constitute an offer of any TPG Fund.